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                 Exhibit 10.12 -- Explanatory Schedule


Pursuant to Instruction 2 to Item 601, Registrant has elected not to file a copy of Exhibit 10.12 which is substantially identical in all material respects to Exhibit 10.7 of Registrant's Form 10-K for the year ended December 31, 1997, except that the principal sum thereof is Can.$19,500,000 and the holder thereof is DDJ Canadian High Yield Fund.